Exhibit 99

HILLSHIRE BRANDS DELIVERS STRONG FOURTH QUARTER GROWTH
Full year sales and EPS above guidance range

CHICAGO, IL (August 13, 2014) - The Hillshire Brands Company (NYSE: HSH) today reported results for the fourth quarter and full fiscal year 2014.

•	Fourth quarter net sales grew 10.7% to $1.1 billion

•	Fourth quarter adjusted[1] operating income grew 18.8%; reported operating income grew 20.9%

•	Full-year net sales grew 4.2% to $4.1 billion with growth in both operating segments

•	Fiscal Year 2014 adjusted diluted EPS of $1.80; reported diluted EPS of $1.71

CEO Perspective
"I am pleased with our results for fiscal year 2014, which culminated in a very strong fourth quarter,” said Sean Connolly, president and chief executive officer of The Hillshire Brands Company. “Despite acute cost inflation, we delivered better than expected performance through a disciplined approach to brand building, pricing and cost management."

"I am very proud of the entire Hillshire team and the terrific job they have done with our brands. We delivered against our goal of building a different kind of food company, one that is simultaneously innovative and lean. This approach has created significant value for our shareholders and a fulfilling work experience for our people."

"We are excited to move forward with Tyson Foods. We have been working closely with the Tyson team to plan out the successful integration of the two companies and look forward to executing the merger."

Discussion of Continuing Operations Results
In the fourth quarter, net sales of $1.1 billion grew 10.7% versus the prior year’s fourth quarter as positive price/mix in both the Retail and Foodservice/Other segments more than offset volume declines resulting largely from pricing actions. The sales growth rate also benefitted from a soft quarter in the prior year and the later timing of the Easter holiday this year. Adjusted operating income of $75 million increased 18.8%, and reported operating income increased 20.9% to $59 million primarily behind higher sales and a continued focus on expense management.

On a full year basis, net sales of $4.1 billion grew 4.2% versus the prior year period as positive price/mix more than offset volume declines. Adjusted operating income of $387 million increased 6.5% and reported operating income increased 3.0% to $306 million as positive mix and cost efficiencies more than offset under-recovery of input cost inflation through pricing.

[1]	The term “adjusted diluted EPS” and other financial measures identified as “adjusted” are explained and reconciled to comparable GAAP measures at the end of this release.

Hillshire Brands Delivers Strong Fourth Quarter Growth - Page 2#

Retail
Retail net sales grew 8.5% in the quarter versus the prior year as price/mix and volume were both favorable. Volume growth was driven by new innovation and increased distribution, and also benefited from a soft quarter in the prior year. Operating segment income increased 25.1% versus the prior year as increased sales and cost efficiencies more than offset higher input costs.

Hillshire Farm lunchmeat showed strong base volume growth behind an effective advertising campaign. New Hillshire Farm Naturals and Farm Classics products are shipping into the market, and the new American Craft sausages are outperforming distribution expectations. Jimmy Dean continued its strong momentum in the quarter, fueled by breakfast sandwich growth. The new Jimmy Dean lunch and dinner offerings have been well received by retailers and consumers as distribution expands. Ball Park hot dogs continued to gain share during grilling season, and Flame Grilled Patties showed strong double-digit sales growth in the quarter.

Foodservice/Other
Net sales increased 16.7% in the quarter as commodity-driven pricing and favorable mix offset volume declines. Operating segment income in the quarter grew $8 million versus the prior year’s fourth quarter behind increased sales and continued cost management.

The Foodservice business has been outperforming industry growth rates in both meat and bakery. Sales in the convenience store channel have been strong as the new Jimmy Dean roller grill sausages continue to perform well. Bakery grew behind new innovation in convenient pre-sliced Luxe Layer pies.

Corporate
Excluding significant items, corporate expenses for the quarter totaled $18 million, higher than the prior year’s quarter primarily driven by higher compensation-related expenses and $2 million of unfavorable mark-to-market expenses.

Transaction Update
As previously announced, on July 1, 2014, Hillshire Brands entered into a definitive agreement with Tyson Foods, Inc. (NYSE: TSN) (“Tyson”) under which Tyson will acquire all outstanding shares of Hillshire Brands for $63 per share. On August 12, 2014, each of Tyson and Hillshire Brands received a request for additional information, each often referred to as a “second request,” from the Antitrust Division of the Department of Justice (the “Antitrust Division”) in connection with the proposed acquisition. Each second request was issued pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.  The second requests relate only to a very small portion of the combined Tyson/Hillshire Brands business, and the parties are working expeditiously to resolve this matter with the Antitrust Division. Tyson and Hillshire Brands continue to expect that the transaction, which remains subject to customary closing conditions, will be completed by September 27, 2014.

No Outlook for FY 2015 Provided
As a result of the proposed merger, the company is not providing public targets for FY 2015 and is not holding a conference call to discuss results.

The company expects to file its Annual Report on Form 10-K on or before August 27, 2014.

About The Hillshire Brands Company
The Hillshire Brands Company (NYSE: HSH) is a leader in branded, convenient foods. The company generated more than $4 billion in annual sales in fiscal 2014, has more than 9,000 employees, and is based in Chicago. Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Van’s, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells, Gallo Salame and Golden Island premium jerky. For more information on the company, please visit www.hillshirebrands.com.
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Hillshire Brands Delivers Strong Fourth Quarter Growth - Page 3#

Forward-Looking Statements
This release contains forward-looking statements regarding Hillshire Brands' business prospects and future financial results and metrics, including statements contained under the heading “CEO Perspective,” and “Outlook.” Forward-looking statements are typically preceded by terms such as “will,” “anticipates,” “intends,” “expects,” “plans,” “likely” or “believes” and other similar terms. These forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events and are inherently uncertain.
Investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements, and the company wishes to caution readers not to place undue reliance on any forward-looking statements. Among the factors that could cause Hillshire Brands' actual results to differ from such forward-looking statements are those described under Item 1A, Risk Factors, in Hillshire Brands' most recent Annual Report on Form 10-K, as well as factors relating to:

•
The risk that the acquisition of Hillshire Brands and any related tender offer and merger may not be consummated, or may not be consummated in a timely manner, or the time necessary to obtain required regulatory clearance;

•
The consumer marketplace, such as (i) intense competition, including advertising, promotional and price competition; (ii) changes in consumer behavior due to economic conditions, such as a shift in consumer demand toward private label; (iii) fluctuations in raw material costs, Hillshire Brands' ability to increase or maintain product prices in response to cost fluctuations and the impact on profitability; (iv) the impact of various food safety issues and regulations on sales and profitability of Hillshire Brands' products; and (v) inherent risks in the marketplace associated with product innovations, including uncertainties related to execution and trade and consumer acceptance;

•
Hillshire Brands' relationship with its customers, such as (i) a significant change in Hillshire Brands' business with any of its major customers, such as Wal-Mart, its largest customer; and (ii) credit and other business risks associated with customers operating in a highly competitive retail environment;

•	Hillshire Brands' spin-off of its international coffee and tea business in June 2012, including potential tax liabilities and other indemnification obligations; and

•
Other factors, such as (i) Hillshire Brands' ability to generate margin improvement through cost reduction and productivity improvement initiatives; (ii) Hillshire Brands' credit ratings, the impact of Hillshire Brands' capital plans on such credit ratings and the impact these ratings and changes in these ratings may have on Hillshire Brands' cost to borrow funds and access to capital/debt markets; and (iii) the settlement of a number of ongoing reviews of Hillshire Brands' income tax filing positions and inherent uncertainties related to the interpretation of tax regulations in the jurisdictions in which Hillshire Brands transacts or has transacted business.

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Income Statement Summary: Reported to Adjusted
For the Fourth Quarter ended June 28, 2014 and June 29, 2013 (in millions, except per share data—unaudited)

	Fourth Quarter ended
	June 28, 2014			June 29, 2013
	Reported	Significant Items	Adjusted(1)	Reported	Significant Items	Adjusted(1)
Continuing Operations:
Retail	$766		$766	$706		$706
Foodservice/Other	298		298	256		256
Net sales	1,064		1,064	962		962
% change from prior year	10.7%		10.7%

Cost of Sales	770	(12)	782	698	5	693
Gross Profit	294	12	282	264	(5)	269
Gross Margin	27.6%		26.5%	27.4%		28.0%
SG&A
MAP	38	—	38	47	—	47
SG&A (excluding MAP)	198	29	169	166	7	159

Net charges for exit activities, asset and business dispositions	(1)	(1)	—	2	2	—

Total operating income	59	(16)	75	49	(14)	63
% change from prior year	20.9%		18.8%
Operating Margin	5.5%		7.0%	5.1%		6.6%

Net interest expense	9	—	9	11	—	11
Income tax expense (benefit)	23	(1)	24	3	(16)	19
Income from continuing operations	$27	$(15)	$42	$35	$2	$33
% change from prior year	(23.0)%		26.5%
Net Margin	2.6%		3.9%	3.7%		3.4%
Reconciliation from operating segment income to operating income:
Retail	$72		$72	$57		$57
Foodservice/Other	21		21	13		13
Operating segment income	93		93	70		70

General corporate expense	(15)	—	(15)	(4)	—	(4)
Mark-to-market derivative gains/(losses)	(2)	—	(2)	(2)	—	(2)
Amortization of trademarks/intangibles	(1)	—	(1)	(1)	—	(1)
Significant items	(16)	(16)	—	(14)	(14)	—
Total operating income	$59	$(16)	$75	$49	$(14)	$63
Average Shares Outstanding
Basic	123		123	123		123
Diluted	125		125	125		125
Earnings per share of common stock from continuing operations
Basic	$0.22	$(0.12)	$0.34	$0.29	$0.02	$0.27
% change from prior year	(24.1)%		25.9%

Diluted	$0.22	$(0.11)	$0.33	$0.28	$0.02	$0.26
% change from prior year	(21.4)%		26.9%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

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Income Statement Summary: Reported to Adjusted
For the Twelve months ended June 28, 2014 and June 29, 2013 (in millions, except per share data—unaudited)

	Twelve months ended
	June 28, 2014			June 29, 2013
	Reported	Significant Items	Adjusted(1)	Reported	Significant Items	Adjusted(1)
Continuing Operations:
Retail	$2,992		$2,992	$2,894		$2,894
Foodservice/Other	1,093		1,093	1,026		1,026
Net sales	4,085		4,085	3,920		3,920
% change from prior year	4.2%		4.2%

Cost of Sales	2,920	(1)	2,921	2,758	11	2,747
Gross Profit	1,165	1	1,164	1,162	(11)	1,173
Gross Margin	28.5%		28.5%	29.6%		29.9%
SG&A
MAP	151	—	151	174	—	174
SG&A (excluding MAP)	694	68	626	681	45	636

Net charges for exit activities, asset and business dispositions	14	14	—	9	9	—
Impairment charges	—	—	—	1	1	—

Total operating income	306	(81)	387	297	(66)	363
% change from prior year	3.0%		6.5%
Operating Margin	7.5%		9.5%	7.6%		9.3%

Net interest expense	39	—	39	41	—	41
Income tax expense (benefit)	55	(69)	124	72	(38)	110
Income from continuing operations	$212	$(12)	$224	$184	$(28)	$212
% change from prior year	15.2%		5.4%
Net Margin	5.2%		5.5%	4.7%		5.4%
Reconciliation from operating segment income to operating income:
Retail	$339		$339	$329		$329
Foodservice/Other	87		87	75		75
Operating segment income	426		426	404		404

General corporate expense	(38)	—	(38)	(36)	—	(36)
Mark-to-market derivative gains/(losses)	4	—	4	(1)	—	(1)
Amortization of trademarks/intangibles	(5)	—	(5)	(4)	—	(4)
Significant items	(81)	(81)	—	(66)	(66)	—
Total operating income	$306	$(81)	$387	$297	$(66)	$363
Average Shares Outstanding
Basic	123		123	123		123
Diluted	124		124	123		123
Earnings per share of common stock from continuing operations
Basic	$1.72	$(0.10)	$1.82	$1.50	$(0.23)	$1.73
% change from prior year	14.7%		5.2%

Diluted	$1.71	$(0.09)	$1.80	$1.49	$(0.23)	$1.72
% change from prior year	14.8%		4.7%

(1)	Represents a non-GAAP financial measure. See detailed explanation of these and other non-GAAP measures at end of this release.

Hillshire Brands Delivers Strong Fourth Quarter Growth - Page 6#

Net Sales Bridge
For the Quarter and Twelve Months ended June 28, 2014 (unaudited)

The following table illustrates the components of the change in net sales versus the prior year

Fourth quarter ended June 28, 2014	Retail	Foodservice/ Other	Total Company
Volume	0.5%	(4.4)%	(1.2)%
Price/Mix	6.4	21.1	10.8
Organic sales change	6.9	16.7	9.6
Acquisitions	1.6	—	1.1
Total Net Sales Change	8.5%	16.7%	10.7%
Year ended June 28, 2014	Retail	Foodservice/ Other	Total Company
Volume	(1.1)%	(3.6)%	(2.0)%
Price/Mix	3.8	10.2	5.7
Organic sales change	2.7	6.6	3.7
Acquisitions	0.7	—	0.5
Total Net Sales Change	3.4%	6.6%	4.2%

See detailed explanation of this and other non-GAAP measures in this release.

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Significant Items
Quarters ended June 28, 2014 and June 29, 2013 (in millions, except per share data—unaudited)

	Three Months Ended June 28, 2014			Three Months Ended June 29, 2013
(In millions, except per share data)	Pretax Impact	Net Income (Loss) (2)	Diluted EPS Impact(1)	Pretax Impact	Net Income (Loss) (2)	Diluted EPS Impact(1)
Continuing operations:
Total restructuring actions excluding accelerated depreciation	$(7)	$(4)	$(0.04)	$(18)	$(12)	$(0.09)
Accelerated depreciation	(3)	(2)	(0.01)	(5)	(3)	(0.03)
Other significant items(*)	(6)	(9)	(0.07)	9	17	0.14
Impact of significant items on income from continuing operations	(16)	(15)	(0.11)	(14)	2	0.02
Impact of significant items on income from discontinued operations (**)	—	—	—	5	4	0.03
Impact of significant items on net income (loss)	$(16)	$(15)	$(0.11)	$(9)	$6	$0.05

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$12			$(5)
Selling, general and administrative expenses	(29)			(7)
Impairment charges	—			—
Exit and business dispositions	1			(2)
Total	$(16)			$(14)

 Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

(2)	Taxes computed at applicable statutory rates.

*	Includes impact from tax valuation allowance adjustments; tax settlements; deal costs; plant shutdown costs and related insurance recoveries; and benefit plan curtailment/settlement.

**	Includes impact from gain on disposition of Fresh Bakery, North American Foodservice Beverage, and Australian Bakery businesses and impact of tax-related matters on dispositions.

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Significant Items
Twelve Months ended June 28, 2014 and June 29, 2013 (in millions, except per share data—unaudited)

	Twelve Months Ended June 28, 2014			Twelve Months Ended June 29, 2013
(In millions, except per share data)	Pretax Impact	Net Income (Loss)(2)	Diluted EPS Impact(1)	Pretax Impact	Net Income (Loss)(2)	Diluted EPS Impact(1)
Continuing Operations:
Total restructuring actions excluding accelerated depreciation	$(58)	$(36)	$(0.29)	$(48)	$(31)	$(0.25)
Accelerated depreciation	(15)	(9)	(0.07)	(29)	(18)	(0.15)
Other significant items(*)	(8)	33	0.27	11	21	0.17
Impact of significant items on income from continuing operations	(81)	(12)	(0.09)	(66)	(28)	(0.23)
Impact of significant items on income from discontinued operations (**)	2	1	0.01	66	57	0.46
Impact of significant items on net income (loss)	$(79)	$(11)	$(0.08)	$—	$29	$0.23

Impact of significant items on income from continuing operations before income taxes
Cost of sales	$1			$(11)
Selling, general and administrative expenses	(68)			(45)
Impairment charges	—			(1)
Exit and business dispositions	(14)			(9)
Total	$(81)			$(66)

Notes:

(1)	EPS amounts are rounded to the nearest $0.01 and may not add to the total.

(2)	Taxes computed at applicable statutory rates.

*
Includes impact from tax valuation allowance adjustments; tax settlements; deal costs; plant shutdown costs and related insurance recoveries; impairment charges; and benefit plan curtailment/settlement.

**	Includes impact from gain on disposition of Australian Bakery, Fresh Bakery, and North American Foodservice businesses and impact of tax-related matters on dispositions.

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Explanation of Non-GAAP Financial Measures
Management measures and reports Hillshire Brands’ financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release, Hillshire Brands highlights certain items that have significantly impacted the company’s financial results and uses several non-GAAP financial measures to help investors understand the financial impact of these significant items. Other companies may calculate these non-GAAP financial measures differently than Hillshire Brands.
“Significant items” are income or charges (and related tax impact) that management believes have had or are likely to have a significant impact on the earnings of the applicable business segment or on the total company for the period in which the item is recognized that are not indicative of the company’s core operating results and affect the comparability of underlying results from period to period. Significant items may include, but are not limited to: charges for exit activities; consulting and advisory costs; lease and contractual obligation exit costs; impairment charges; tax charges on deemed repatriated earnings; tax costs and benefits resulting from the disposition of a business; impact of tax law changes; gains on the sale of discontinued operations; changes in tax valuation allowances; and favorable or unfavorable resolution of open tax matters based on the finalization of tax authority examinations or the expiration of statutes of limitations. Management highlights significant items to provide greater transparency into the underlying sales or profit trends of Hillshire Brands or the applicable business segment or discontinued operations and to enable more meaningful comparability between financial results from period to period. Additionally, Hillshire Brands believes that investors desire to understand the impact of these factors to better project and assess the longer term trends and future financial performance of the company.
This release contains certain non-GAAP financial measures that exclude from a financial measure computed in accordance with GAAP the impact of the significant items and the impact of dispositions. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Hillshire Brands’ business that, when viewed together with Hillshire Brands’ financial results computed in accordance with GAAP, provide a more complete understanding of factors and trends affecting Hillshire Brands’ historical financial performance and projected future operating results, greater transparency of underlying profit trends and greater comparability of results across periods. These non-GAAP financial measures are not intended to be a substitute for the comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
In addition, investors frequently have requested information from management regarding the impact of significant items. Management believes, based on feedback it has received during earnings calls and discussions with investors, that these non-GAAP measures enhance investors’ ability to assess Hillshire Brands’ historical and projected future financial performance. Management also uses certain of these non-GAAP financial measures, in conjunction with the GAAP financial measures, to understand, manage and evaluate our businesses and in planning for and forecasting financial results for future periods. Certain of these measures are also used in determining achievement of compensation under our annual incentive plan. Many of the significant items will recur in future periods; however, the amount and frequency of each significant item varies from period to period.

The following is an explanation of the non-GAAP financial measures presented in this release.
“Adjusted Diluted EPS” excludes from diluted EPS for continuing operations the per share impact of significant items.
“Adjusted Net Sales” for continuing operations for all segments combined or for an indicated business segment excludes from net sales as reported the impact of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.
“Adjusted Operating Income” for continuing operations excludes from operating income the impact of significant items. It also excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

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“Operating Segment Income” for all business segments combined or for an indicated business segment excludes from the applicable operating segment income measure the impact of significant items recognized by that portion of the business during the fiscal period presented and excludes the results of businesses that have been exited or divested for all periods presented but does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted Income from Continuing Operations” excludes from income from continuing operations the impact of significant items related to continuing operations recognized in the fiscal period presented. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

“Adjusted income tax expense (benefit)” excludes from income tax expense (benefit) the impact of significant items. It does not exclude the impact of businesses that have been exited or divested and does not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.

In addition, we include measures such as “Adjusted Cost of Sales,” “Adjusted Gross Profit,” “Adjusted Gross Margin,” and “Adjusted SG&A (excluding MAP)” which exclude the impact of significant items. These measures also exclude the results of businesses that have been exited or divested for all periods presented but do not exclude the impact of businesses acquired after the start of the fiscal period presented. Results for businesses acquired are included from the date of acquisition onward.